CHARYS HOLDING COMPANY, INC.
1117 Perimeter Center West, Suite N 415
Atlanta, Georgia 3033

Telephone (678) 443 2300
Facsimile (678) 443 2320

June 25, 2007

DEPOSITARY AGREEMENT

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, Georgia 30338
Attention:  Corporate Trust Administration

Gentlemen:

Charys Holding Company, Inc., a Delaware corporation (the “Company”), pursuant to that certain Consent Solicitation Statement (the “Statement”) with respect to Solicitation of Consents to Consent and Amendment to Indenture described in Attachment 1 hereto with respect to that certain Consent and Amendment attached thereto as Attachment A (the “Consents”), is soliciting consents from each holder (each a “Holder” and collectively the “Holders”) of those certain $175,000,000 principal amount of 8.75% Senior Convertible Notes due 2012 and $26,250,000 principal amount of 8.75% Senior Convertible Notes due 2012 (such Senior Convertible Notes being hereinafter defined as the “Notes”) issued pursuant to those certain Indentures dated February 16, 2007 and March 8, 2007 (both of such Indentures being collectively referred to as the “Indenture”).  In addition to the Statement, there is an accompanying Consent and Letter of Transmittal (the “Consent and Letter of Transmittal”) as described in Attachment 2 hereto.  Capitalized terms used and not otherwise defined herein have the meanings given to them in the Statement.

The Company hereby appoints The Bank of New York Trust Company, N.A. to act as Depositary (the “Depositary”) in connection with the Solicitation of Consents.  References hereinafter to “you” shall refer to The Bank of New York Trust Company, N.A.

The Solicitation of Consents is expected to be commenced by the Company on June 25, 2007.  The Consent and Letter of Transmittal that accompanies the Solicitation of Consents is to be used by the Holders to accept the Consents, and contains instructions with respect to the delivery of the Consents.

Subject to the terms and conditions of the Solicitation of Consents set forth in the Statement and the Indenture, as applicable, the Company expressly reserves the right to extend the Solicitation of Consents from time to time and may extend the Solicitation of Consents by giving oral (promptly confirmed in writing) or written notice to you before 9:00 a.m., New York City time, on the business day following the scheduled Consent Date, July 10, 2006.

1.           You are to examine each of the Consents and Letters of Transmittal and any other documents delivered or mailed to you by or for Holders to ascertain whether: (a) the Consents and Letters of Transmittal and any such other documents are duly executed and properly completed in accordance with instructions set forth therein; and (b) the Consents have been properly delivered.  In each case where the Consent and Letter of Transmittal or any other document has been improperly completed or executed or some other irregularity in connection with the Solicitation of Consents or delivery of Consents exists, you will endeavor to inform the presenters of the need for fulfillment of all requirements and to take any other action as may be reasonably necessary or advisable to cause such irregularity to be corrected.

2.           With the approval of the Company (such approval, if given orally, to be promptly confirmed in writing), or any other party designated in writing by the Company, you are authorized to waive any irregularities in connection with any delivery pursuant to the Solicitation of Consents.

3.           Delivery of Consents pursuant to the Solicitation of Consents may be made only as set forth in the Statement and shall be considered properly tendered to you only when:

(a)           The Consents evidenced by a Consent and Letter of Transmittal have been delivered to you prior to the Consent Date; and

(b)           The Consents shall not have been revoked prior to the Consent Date, and the adequacy of the Consents have been favorably passed upon as above provided.

4.           You shall advise the Company with respect to any Consents received on or subsequent to the Consent Date.

5.           You shall accept deliveries of Consents:

(a)       In cases where the Notes are registered in two or more names only if signed by all named Holders;

(b)       In cases where the signing person (as indicated on the Consent and Letter of Transmittal) is acting in a fiduciary or a representative capacity only when proper evidence of his authority so to act is submitted; and

(c)       From persons other than the registered Holder, provided that customary transfer requirements, including payment of any applicable transfer taxes, are fulfilled.

6.           Consents delivered pursuant to the Solicitation of Consents may be revoked, at any time prior to the Consent Date.  See the Statement for further details.

7.           You are not authorized to pay or offer to pay any concessions, commissions or solicitation fees to any broker, dealer, bank or other persons or to engage or utilize any person to solicit Consents.

8.           As Depositary hereunder you:

(a)           Shall not be liable for any action or omission to act unless the same constitutes your own gross negligence, willful misconduct or bad faith, and in no event shall you be liable to a Holder, the Company or any third party for special, indirect or consequential damages, or lost profits, arising in connection with this Agreement;

(b)           Shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between you and the Company;

(c)           Will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any of the Solicitation of Consents;

(d)           Shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability, unless you shall have been furnished with indemnity satisfactory to you;

(e)           May conclusively rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telegram or other document or security delivered to you and believed by you to be genuine and to have been signed or presented by the proper person or persons;

(f)           May act upon any statement, request, document, certificate, agreement or other instrument whatsoever not only as to its due execution and validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which you shall in good faith believe to be genuine or to have been signed or presented by the proper person or persons;

(g)           May conclusively rely on and shall be protected in acting upon written or oral instructions from the Company;

(h)           May consult with counsel of your selection with respect to any questions relating to your duties and responsibilities and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by you hereunder in good faith and in accordance with the advice or opinion of such counsel;

(i)           Shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether you have been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)           Shall in no event be responsible or liable for any failure or delay in the performance of your obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond your reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; and

(k)           Shall not advise any person delivering Consents pursuant to the Solicitation of Consents as to the wisdom of making such delivery or as to the market value or decline or appreciation in market value of any Note.

9.           You shall take such action as may from time to time be requested by the Company (and such other action as you may deem appropriate) to furnish copies of the Statement and the Consent and Letter of Transmittal to all persons requesting such documents and to accept and comply with telephone requests for information relating to the Solicitation of Consents.  All other requests for information relating to the Consents shall be directed to the Company, Attention: Mr. Billy V. Ray, Jr., provided that such information shall relate only to the procedures for accepting (or withdrawing from) the Solicitation of Consents.  The Company will promptly furnish you with copies of such documents on your request.

10.           You are authorized to cooperate with and to furnish information to any organization (and its representatives) designated from time to time by the Company, including its legal counsel, Glast, Phillips & Murray, P.C., in any manner reasonably requested by it in connection with the Solicitation of Consents and any deliveries thereunder.

11.           You shall advise by facsimile transmission Mr. Billy V. Ray, Jr., Chief Executive Officer of the Company (at the facsimile number (678) 443-2320), and such other person or persons as Company may request, daily up to and including the Consent Date, as to the principal amount of Notes which have delivered Consents pursuant to the Solicitation of Consents, and the items received by you pursuant to this Agreement, separately reporting and giving cumulative totals as items properly received, items improperly received.  In addition, you will also inform, and cooperate in making available to, the aforementioned persons upon oral request made from time to time prior to the Consent Date such other information as they may reasonably request.  Such cooperation shall include, without limitation, the granting by you to the Company and such person as the Company may request, of access to those persons on your staff who are responsible for receiving deliveries of the Consents, in order to ensure that immediately prior to the Consent Date, the Company shall have received information in sufficient detail to enable it to decide whether to extend the Solicitation of Consents.  You shall prepare a final list of all persons whose Consents were accepted, the principal amount of Notes with respect to the Consents delivered and deliver such list to the Company.

12.           Consents and Letters of Transmittal shall be stamped by you as to the date, and, after the expiration of the Solicitation of Consents, the time, of receipt thereof and shall be preserved by you for a period of time at least equal to the period of time you preserve other records pertaining to the transfer of securities.  You shall dispose of unused Consents and Letters of Transmittal and other surplus materials by returning them to the Company.

13.           For services rendered as Depositary hereunder, you shall be entitled to such compensation as shall be agreed in writing between the Company and you.  The provisions of this paragraph shall survive the termination of this Agreement.

14.           You hereby acknowledge receipt of the Statement and the Consent and Letter of Transmittal.  Any inconsistency between this Agreement, on the one hand, and the Statement and the Consent and Letter of Transmittal (as they may be amended from time to time), on the other hand, shall be resolved in favor of the Statement and the Consent and Letter of Transmittal, except with respect to your duties, liabilities and indemnification as the Depositary.

15.           The Company covenants and agrees to fully indemnify and hold you harmless against any and all loss, liability, cost or expense, including reasonable attorneys’ fees and expenses, incurred without gross negligence or willful misconduct on your part, arising out of or in connection with any act, omission, delay or refusal made by you in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed by you to be valid, genuine and sufficient and in accepting any Consent believed by you in good faith to be authorized, and in delaying or refusing in good faith to accept any Consent.  In each case the Company shall be notified by you, by letter or facsimile transmission, of the written assertion of a claim against you or of any other action commenced against you, promptly after you shall have received any such written assertion or shall have been served with a summons in connection therewith.  The Company shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Company so elects, the Company shall assume the defense of any suit brought to enforce any such claim.  In the event that the Company shall assume the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by you, so long as the Company shall retain counsel satisfactory to you to defend such suit, and so long as you have not determined, in your reasonable judgment, that a conflict of interest exists between you and the Company.  The provisions of this paragraph shall survive the termination of this Agreement.

16.           This Agreement and your appointment as Depositary hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of each of the parties hereto.

17.           This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

18.           In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19.           This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.  This Agreement may not be modified orally.

20.           Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Company:

Mr. Billy V. Ray, Jr.
1117 Perimeter Center West
Suite N-415
Atlanta, Georgia 30338
Facsimile: 678-443-2320

If to the Depositary:

The Bank of New York Trust Company, N.A.
100 Ashford Center North
Suite 520
Atlanta, Goergia 30338
Facsimile: (770) 698-5195
Attention:   Corporate Trust Administration

21.   Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days following the Consent Date.  Notwithstanding the foregoing, Paragraphs 14 and 16 shall survive the termination of this Agreement.

22.   This Agreement shall be binding and effective as of the date hereof.

23.   Subject to Paragraph 15 hereof, any amendment to or extension of the Solicitation of Consents, as the Company shall from time to time determine, shall be effective upon oral notice to you from the Company given prior to the time the Solicitation of Consents would otherwise have expired, and shall be promptly confirmed by the Company in writing; provided that you may rely on and shall be authorized and protected in acting or failing to act upon any such notice even if such notice is not confirmed in writing or such confirmation conflicts with such notice. If at any time the Solicitation of Consents shall be terminated as permitted by the terms thereof, the Company shall promptly notify you of such termination.

Please acknowledge receipt of this Agreement and confirm the arrangements herein provided by signing and returning the enclosed copy.

CHARYS HOLDING COMPANY, INC.

By
Billy V. Ray, Jr., Chief Executive Officer

Accepted as of the date first
above written:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Depositary

By
,

[Signature Page to Depositary Agreement]

Attachments:
Attachment 1 - Solicitation of Consents to Consent and Amendment to Indenture
Attachment 2 - Consent and Letter of Transmittal

Attachment 1
Solicitation of Consents to Consent and Amendment to Indenture

Attachment 2
Consent and Letter of Transmittal